Exhibit 99.1

2Q 2023

SmartFinancial Announces Results for the Second Quarter 2023

Highlights for the Second Quarter of 2023

●	Operating earnings[1] of $8.8 million, or $0.52 per diluted common share
●	Net organic loan and lease growth of $56 million - 7% annualized quarter-over-quarter increase
●	Credit quality remains solid with nonperforming assets to total assets of 0.12%
●	Addition of seasoned wealth management team in Dothan, Alabama
●	Stability in deposit mix with 24% non-interest bearing accounts

KNOXVILLE, TN – July 24, 2023 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NASDAQ: SMBK), today announced net income of $8.8 million, or $0.52 per diluted common share, for the second quarter of 2023, compared to net income of $10.2 million, or $0.61 per diluted common share, for the second quarter of 2022, and compared to prior quarter net income of $11.5 million, or $0.68 per diluted common share.  Operating earnings1, which excludes securities gains and merger related and restructuring expenses, net of tax adjustments, totaled $8.8 million, or $0.52 per diluted common share, in the second quarter of 2023, compared to $10.3 million, or $0.61 per diluted common share, in the second quarter of 2022, and compared to $11.5 million, or $0.68 per diluted common share, in the first quarter of 2023.

Billy Carroll, President & CEO, stated: “I am very pleased with our results for the quarter.  While dealing with some headwinds related to deposit pricing, this quarter showed the strength of our Balance Sheet with our ability to fund with our core base.  We’ve continued to focus on expenses without sacrificing investments for the future, and the quarter also allowed us some outstanding opportunities to gain strong client relationships.  We continue to be bullish as we look forward.”

SmartFinancial's Chairman, Miller Welborn, concluded: " The second quarter of 2023 shows further evidence of the strength of our company. Our entire team performed very well and executed our Strategic Plan effectively. I am as confident as ever that the economic environment in our southeastern markets remains very strong and our bank will continue to thrive in the months ahead.”

Net Interest Income and Net Interest Margin

Net interest income was $31.6 million for the second quarter of 2023, compared to $36.0 million for the prior quarter.  Average earning assets totaled $4.34 billion, a decrease of $86.4 million from the prior quarter.  The decrease in average earnings assets was primarily driven by a decrease in average interest-earning cash of $183.0 million, offset by an increase in average loans and leases of $50.1 million and average securities of $46.5 million.  Average interest-bearing liabilities decreased $34.1 million from the prior quarter, primarily attributable to a decrease in average deposits.

The tax equivalent net interest margin was 2.93% for the second quarter of 2023, compared to 3.31% for the prior quarter, which included $1.4 million in fees from the payoff of an acquired loan. The tax equivalent net interest margin was negatively impacted by the continued rise in the cost of interest-bearing liabilities from rising rates and increased pricing competition.  The yield on loans and leases, excluding loan fees was 5.39% for the second quarter, compared to 5.20% for the prior quarter.

The cost of total deposits for the second quarter of 2023 was 1.89% compared to 1.56% in the prior quarter. The cost of interest-bearing liabilities increased to 2.53% for the second quarter of 2023 compared to 2.12% for the prior quarter. The cost of average interest-bearing deposits was 2.46% for the second quarter of 2023 compared to 2.05% for the prior quarter, an increase of 41 basis points.  The increase in the cost of deposits is due to an increase in interest rates, customer migration to higher rate deposit products and increased competition for deposits.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliation

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Jun	Mar	Increase
Selected Interest Rates and Yields	2023	2023	(Decrease)
Yield on loans and leases, excluding loan fees	5.39%	5.20%	0.19%
Yield on loans and leases	5.51%	5.57%	(0.06)%
Yield on earning assets, on a fully tax equivalent basis (FTE)	4.82%	4.88%	(0.06)%
Cost of interest-bearing deposits	2.46%	2.05%	0.41%
Cost of total deposits	1.89%	1.56%	0.33%
Cost of interest-bearing liabilities	2.53%	2.12%	0.41%
Net interest margin, FTE	2.93%	3.31%	(0.38)%

Provision for Credit Losses on Loans and Leases and Credit Quality

At June 30, 2023, the allowance for credit losses was $32.7 million.  The allowance for credit losses to total loans and leases was 0.98% as of June 30, 2023, and March 31, 2023, respectively.

The following table presents detailed information related to the provision for loan and lease losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar
Provision for Credit Losses on Loans and Leases Rollforward	2023	2023	Change
Beginning balance	$32,279	$23,334	$8,945
Adoption of ASU 2016-13	-	8,655	(8,655)
Adjusted beginning balance	32,279	31,989	290
Charge-offs	(207)	(315)	108
Recoveries	255	55	200
Net (charge-offs) recoveries	48	(260)	308
Provision for credit losses (1)	420	550	(130)
Ending balance	$32,747	$32,279	$468

Allowance for credit losses to total loans and leases, gross	0.98%	0.98%	-%

(1)	The current quarter-ended, excludes unfunded commitments release of $307 thousand. At June 30, 2023, the unfunded commitment liability totaled $2.8 million.

Nonperforming loans and leases as a percentage of total loans and leases was 0.11% as of June 30, 2023, an increase of 1 basis point from the 0.10% reported in the first quarter of 2023.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.12% as of June 30, 2023, as compared to 0.11% as of March 31, 2023.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Credit Quality	2023	2023	(Decrease)
Nonaccrual loans and leases	$3,722	$3,247	$475
Loans and leases past due 90 days or more and still accruing	-	-	-
Total nonperforming loans and leases	3,722	3,247	475
Other real estate owned	1,708	1,708	-
Other repossessed assets	282	66	216
Total nonperforming assets	$5,712	$5,021	$691

Nonperforming loans and leases to total loans and leases, gross	0.11%	0.10%	0.01%
Nonperforming assets to total assets	0.12%	0.11%	0.01%

Noninterest Income

Noninterest income increased $205 thousand to $7.1 million for the second quarter of 2023 compared to $6.9 million for the prior quarter.  During the second quarter of 2023, the primary components of the changes in noninterest income were as follows:

●	Increase in investment services, income increase led by the new Dothan, Alabama advisory team;
●	Decrease in insurance commissions, driven by annual contingency payments in the prior quarter; and
●	Decrease in other, primarily related to decreased fees from capital markets activity and equipment leasing fees.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Noninterest Income	2023	2023	(Decrease)
Service charges on deposit accounts	$1,657	$1,445	$212
Mortgage banking income	332	172	160
Investment services	1,300	1,005	295
Insurance commissions	1,139	1,259	(120)
Interchange and debit card transaction fees	1,347	1,383	(36)
Other	1,355	1,661	(306)
Total noninterest income	$7,130	$6,925	$205

Noninterest Expense

Noninterest expense decreased $119 thousand to $27.4 million for the second quarter of 2023 compared to $27.5 million for the prior quarter. During the second quarter of 2023, the primary components of the changes in noninterest expense were as follows:

●	Decrease in salaries and employee benefits, primarily as a result of an adjustment to the bank’s incentive accrual;
●	Increase in FDIC insurance, related to assessment rate increase; and
●	Increase in other, primarily related to an increase in seasonal expenses and disposal of some IT equipment.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Noninterest Expense	2023	2023	(Decrease)
Salaries and employee benefits	$15,947	$16,742	$(795)
Occupancy and equipment	3,318	3,208	110
FDIC insurance	875	541	334
Other real estate and loan related expenses	441	572	(131)
Advertising and marketing	305	355	(50)
Data processing and technology	2,235	2,163	72
Professional services	764	807	(43)
Amortization of intangibles	675	659	16
Merger related and restructuring expenses	-	-	-
Other	2,850	2,482	368
Total noninterest expense	$27,410	$27,529	$(119)

Income Tax Expense

Income tax expense was $2.3 million for the second quarter of 2023, a decrease of $982 thousand, compared to $3.3 million for the prior quarter.

The effective tax rate was 20.98% for the second quarter of 2023 and 22.44% for the prior quarter.

Balance Sheet Trends

Total assets at June 30, 2023 were $4.75 billion compared to $4.64 billion at December 31, 2022.  The $108.3 million increase is primarily attributable to increases in loans and leases of $84.2 million, securities of $54.0 million and other assets of $9.2 million.  Asset increases were offset by a decrease in cash and cash equivalents of $27.5 million and an increase in the allowance for credit losses of $9.4 million, primarily for the one-time adjustment of $8.7 million related to the adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit losses on Financial Instruments (“ASU 2016-13”) on January 1, 2023.

Total liabilities increased to $4.30 billion at June 30, 2023 from $4.21 billion at December 31, 2022.  The increase of $95.9 million was primarily from organic deposit growth of $122.5 million, offset by a decrease in borrowings of $26.4 million.

Shareholders' equity at June 30, 2023 totaled $444.8 million, an increase of $12.4 million, from December 31, 2022.  The increase in shareholders' equity was primarily driven by net income of $20.3 million for the six months ended June 30, 2023, offset by the impact of the adoption of ASU 2016-13 on January 1, 2023, of $6.6 million (net of taxes), and dividends paid of $2.7 million.  Tangible book value per share1 was $19.78 at June 30, 2023, compared to $19.09 at December 31, 2022.  Tangible common equity1 as a percentage of tangible assets1 was 7.25% at June 30, 2023, compared with 7.13% at December 31, 2022.

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Jun	Dec	Increase
Selected Balance Sheet Information	2023	2022	(Decrease)
Total assets	$4,745,800	$4,637,498	$108,302
Total liabilities	4,300,953	4,205,046	95,907
Total equity	444,847	432,452	12,395
Securities	823,872	769,842	54,030
Loans and leases	3,337,790	3,253,627	84,163
Deposits	4,199,584	4,077,100	122,484
Borrowings	15,496	41,860	(26,364)

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliation

Conference Call Information

SmartFinancial issued this earnings release for the second quarter of 2023 on Monday, July 24, 2023, and will host a conference call on Tuesday, July 25, 2023, at 10:00 a.m. ET.  To access this interactive teleconference, dial (833) 470-1428 or (404) 975-4839 and entering the access code, 194833.  A replay of the conference call will be available through June 24, 2023, by dialing (866) 813-9403 or (929) 458-6194 and entering the access code, 504346.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 a.m. ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and the Florida Panhandle.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll
President & CEO
(865) 868-0613 billy.carroll@smartbank.com

Ron Gorczynski
Executive Vice President, Chief Financial Officer
(865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611 kelley.fowler@smartbank.com

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) operating earnings, (ii) operating return on average assets, (iii) operating pre-tax pre-provision return on average assets, (iv) operating return on average shareholders' equity, (v) return on average tangible common equity, (vi) operating return on average tangible common equity, (vii) operating efficiency ratio, (viii) operating noninterest income, (ix) operating pre-tax pre-provision earnings, (x) operating noninterest expense, (xi) tangible common equity, (xii) average tangible common equity, (xiii) tangible book value, (xiv) tangible assets; and ratios derived therefrom, in its analysis of the company's performance. Operating earnings excludes the following from net income: securities gains and losses and merger related and restructuring expenses.  Operating return on average assets is the annualized operating earnings (Non-GAAP) divided by average assets.  Operating pre-tax pre-provision return on average assets is the annualized operating pre-tax pre-provision income earnings (Non-GAAP) by average assets. Operating return on average shareholders' equity is the annualized operating earnings (Non-GAAP) divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity (Non-GAAP). Operating return on average tangible common equity is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Operating noninterest income excludes the following from noninterest income: securities gains and losses.  Operating pre-tax pre-provision earnings is net interest income plus operating noninterest income (Non-GAAP) less operating noninterest expense (Non-GAAP).  Operating noninterest expense excludes the following from noninterest expense: prior year adjustments to salaries, merger related and restructuring expenses and certain franchise tax true-up expenses. Tangible common equity (Non-GAAP) and average tangible common equity (Non-GAAP) excludes goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively.  Tangible book value (Non-GAAP) is tangible common equity (Non-GAAP) divided by common shares outstanding.  Tangible assets (Non-GAAP) excludes goodwill and other intangibles from total assets.  Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers.  Management believes these Non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively; (2) claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters; (3) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (4) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (5) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (6) changes in management’s plans for the future; (7) prevailing, or changes in, economic or political conditions, particularly in our market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; (8) increased technology and cybersecurity risks, including generative artificial intelligence risks; (9) credit risk associated with our lending activities; (10) changes in loan demand, real estate values, or competition; (11) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (12) changes in accounting principles, policies, or guidelines; (13) changes in applicable laws, rules, or regulations; (14) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; (15) potential impacts of the recent adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; (16) significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; (17) the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine; and (18) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Jun	Mar	Dec	Sep	Jun
	2023	2023	2022	2022	2022
Assets:
Cash and cash equivalents	$238,898	$306,934	$266,424	$543,029	$654,945
Securities available-for-sale, at fair value	540,308	560,418	483,893	519,723	524,864
Securities held-to-maturity, at amortized cost	283,564	284,776	285,949	287,104	288,363
Other investments	14,396	14,059	15,530	15,528	16,569
Loans held for sale	986	3,324	1,752	2,742	1,707
Loans and leases	3,337,790	3,281,787	3,253,627	3,099,116	2,994,074
Less: Allowance for credit losses	(32,747)	(32,279)	(23,334)	(22,769)	(21,938)
Loans and leases, net	3,305,043	3,249,508	3,230,293	3,076,347	2,972,136
Premises and equipment, net	92,351	92,190	92,511	91,944	89,950
Other real estate owned	1,708	1,708	1,436	1,226	1,612
Goodwill and other intangibles, net	108,439	109,114	109,772	110,460	104,582
Bank owned life insurance	82,419	81,938	81,470	81,001	80,537
Other assets	77,688	65,836	68,468	67,807	52,848
Total assets	$4,745,800	$4,769,805	$4,637,498	$4,796,911	$4,788,113
Liabilities:
Deposits:
Noninterest-bearing demand	$1,003,432	$989,753	$1,072,449	$1,186,209	$1,162,843
Interest-bearing demand	938,758	989,738	965,911	962,901	999,893
Money market and savings	1,720,202	1,761,847	1,583,481	1,663,355	1,607,714
Time deposits	537,192	488,208	455,259	467,944	511,182
Total deposits	4,199,584	4,229,546	4,077,100	4,280,409	4,281,632
Borrowings	15,496	16,546	41,860	18,423	12,549
Subordinated debt	42,057	42,036	42,015	41,994	41,973
Other liabilities	43,816	38,278	44,071	41,374	31,532
Total liabilities	4,300,953	4,326,406	4,205,046	4,382,200	4,367,686
Shareholders' Equity:
Common stock	17,004	17,004	16,901	16,888	16,898
Additional paid-in capital	295,296	294,930	294,330	293,907	293,815
Retained earnings	167,564	160,085	156,545	144,723	134,362
Accumulated other comprehensive income (loss)	(35,017)	(28,620)	(35,324)	(40,807)	(24,648)
Total shareholders' equity	444,847	443,399	432,452	414,711	420,427
Total liabilities & shareholders' equity	$4,745,800	$4,769,805	$4,637,498	$4,796,911	$4,788,113

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2023	2023	2022	2022	2022	2023	2022
Interest income:
Loans and leases, including fees	$45,446	$44,728	$40,082	$35,127	$31,530	$90,173	$61,172
Investment securities:
Taxable	4,335	3,651	3,337	3,135	2,908	7,986	5,327
Tax-exempt	357	353	797	561	441	709	809
Federal funds sold and other earning assets	1,956	4,446	3,098	3,474	1,430	6,405	1,916
Total interest income	52,094	53,178	47,314	42,297	36,309	105,273	69,224
Interest expense:
Deposits	19,554	16,346	8,844	4,866	2,504	35,900	4,518
Borrowings	339	224	232	97	117	564	274
Subordinated debt	626	626	626	626	626	1,252	1,252
Total interest expense	20,519	17,196	9,702	5,589	3,247	37,716	6,044
Net interest income	31,575	35,982	37,612	36,708	33,062	67,557	63,180
Provision for credit losses	113	550	788	974	1,250	663	2,256
Net interest income after provision for credit losses	31,462	35,432	36,824	35,734	31,812	66,894	60,924
Noninterest income:
Service charges on deposit accounts	1,657	1,445	1,477	1,611	1,446	3,102	2,765
Gain (loss) on sale of securities, net	—	—	144	—	—	—	—
Mortgage banking	332	172	77	170	471	504	1,305
Investment services	1,300	1,005	958	1,051	1,065	2,305	2,135
Insurance commissions	1,139	1,259	1,233	864	598	2,398	1,499
Interchange and debit card transaction fees	1,347	1,383	1,328	1,356	1,467	2,730	2,751
Other	1,355	1,661	1,908	1,198	2,182	3,016	3,885
Total noninterest income	7,130	6,925	7,125	6,250	7,229	14,055	14,340
Noninterest expense:
Salaries and employee benefits	15,947	16,742	16,384	16,317	15,673	32,689	30,719
Occupancy and equipment	3,318	3,208	3,015	3,167	2,793	6,526	5,852
FDIC insurance	875	541	650	705	676	1,416	1,317
Other real estate and loan related expense	441	572	517	565	636	1,013	1,365
Advertising and marketing	305	355	308	288	327	660	697
Data processing and technology	2,235	2,163	2,097	1,872	1,728	4,398	3,314
Professional services	764	807	981	822	745	1,572	1,987
Amortization of intangibles	675	659	688	650	633	1,334	1,270
Merger related and restructuring expenses	—	—	(45)	87	81	—	520
Other	2,850	2,482	2,821	2,757	2,634	5,331	4,602
Total noninterest expense	27,410	27,529	27,416	27,230	25,926	54,939	51,643
Income before income taxes	11,182	14,828	16,533	14,754	13,115	26,010	23,621
Income tax expense	2,346	3,328	3,529	3,211	2,900	5,674	5,146
Net income	$8,836	$11,500	$13,004	$11,543	$10,215	$20,336	$18,475
Earnings per common share:
Basic	$0.53	$0.69	$0.78	$0.69	$0.61	$1.21	$1.11
Diluted	$0.52	$0.68	$0.77	$0.68	$0.61	$1.20	$1.10
Weighted average common shares outstanding:
Basic	16,806,389	16,791,406	16,758,706	16,749,255	16,734,930	16,798,939	16,726,696
Diluted	16,897,890	16,896,494	16,884,253	16,872,022	16,867,774	16,897,187	16,863,299

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$3,308,595	$45,446	5.51%	$3,258,452	$44,728	5.57%	$2,872,748	$31,530	4.40%
Taxable securities	770,275	4,335	2.26%	723,540	3,651	2.05%	717,507	2,908	1.63%
Tax-exempt securities[2]	65,265	452	2.78%	65,547	447	2.77%	101,585	609	2.40%
Federal funds sold and other earning assets	195,266	1,956	4.02%	378,253	4,446	4.77%	628,677	1,430	0.91%
Total interest-earning assets	4,339,401	52,189	4.82%	4,425,792	53,272	4.88%	4,320,517	36,477	3.39%
Noninterest-earning assets	355,701			359,996			374,776
Total assets	$4,695,102			$4,785,788			$4,695,293

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$950,227	4,892	2.06%	$944,132	4,227	1.82%	$968,806	734	0.30%
Money market and savings deposits	1,737,303	11,785	2.72%	1,820,455	10,381	2.31%	1,559,963	1,126	0.29%
Time deposits	504,350	2,877	2.29%	469,361	1,738	1.50%	531,783	644	0.49%
Total interest-bearing deposits	3,191,880	19,554	2.46%	3,233,948	16,346	2.05%	3,060,552	2,504	0.33%
Borrowings	24,845	339	5.47%	16,858	224	5.39%	31,510	117	1.49%
Subordinated debt	42,044	626	5.97%	42,022	626	6.04%	41,959	626	5.98%
Total interest-bearing liabilities	3,258,769	20,519	2.53%	3,292,828	17,196	2.12%	3,134,021	3,247	0.42%
Noninterest-bearing deposits	951,381			1,015,670			1,112,643
Other liabilities	40,669			44,908			28,903
Total liabilities	4,250,819			4,353,406			4,275,567
Shareholders' equity	444,283			432,382			419,726
Total liabilities and shareholders' equity	$4,695,102			$4,785,788			$4,695,293

Net interest income, taxable equivalent		$31,670			$36,076			$33,230
Interest rate spread			2.30%			2.76%			2.97%
Tax equivalent net interest margin			2.93%			3.31%			3.08%

Percentage of average interest-earning assets to average interest-bearing liabilities			133.16%			134.41%			137.86%
Percentage of average equity to average assets			9.46%			9.03%			8.94%

1 Includes average balance of $2.9 million, $3.1 million, and $34.3 million in PPP loans for the quarters ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $95 thousand, $94 thousand, and $168 thousand of taxable equivalent income for the quarters ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Six Months Ended
	June 30, 2023			June 30, 2022
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$3,283,662	$90,173	5.54%	$2,800,821	$61,172	4.40%
Taxable securities	747,037	7,986	2.16%	665,532	5,327	1.61%
Tax-exempt securities[2]	65,405	897	2.77%	103,540	1,142	2.22%
Federal funds sold and other earning assets	286,254	6,405	4.51%	701,850	1,916	0.55%
Total interest-earning assets	4,382,358	105,461	4.85%	4,271,743	69,557	3.28%
Noninterest-earning assets	357,837			378,271
Total assets	$4,740,195			$4,650,014

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$947,196	9,119	1.94%	$945,450	1,181	0.25%
Money market and savings deposits	1,778,650	22,168	2.51%	1,541,678	1,985	0.26%
Time deposits	486,952	4,613	1.91%	546,413	1,352	0.50%
Total interest-bearing deposits	3,212,798	35,900	2.25%	3,033,541	4,518	0.30%
Borrowings	20,874	564	5.45%	50,533	274	1.09%
Subordinated debt	42,033	1,252	6.01%	41,949	1,252	6.02%
Total interest-bearing liabilities	3,275,705	37,716	2.32%	3,126,023	6,044	0.39%
Noninterest-bearing deposits	983,348			1,070,703
Other liabilities	42,777			29,475
Total liabilities	4,301,830			4,226,201
Shareholders' equity	438,365			423,813
Total liabilities and shareholders' equity	$4,740,195			$4,650,014

Net interest income, taxable equivalent		$67,745			$63,513
Interest rate spread			2.53%			2.89%
Tax equivalent net interest margin			3.12%			3.00%

Percentage of average interest-earning assets to average interest-bearing liabilities			133.78%			136.65%
Percentage of average equity to average assets			9.25%			9.11%

1 Includes average balance of $3.0 million and $44.1 million in PPP loans for the six months ended June 30, 2023, and 2022, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $188 thousand and $333 thousand of taxable equivalent income for the six months ended June 20, 2023, and 2022, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Jun	Mar	Dec	Sept	Jun
	2023	2023	2022	2022	2022
Composition of Loans and Leases:
Commercial real estate:
owner occupied	$769,978	$764,166	$765,041	$714,734	$684,250
non-owner occupied	871,779	871,368	862,720	822,317	850,338
Commercial real estate, total	1,641,757	1,635,534	1,627,761	1,537,051	1,534,588
Commercial & industrial	594,427	571,153	551,867	514,280	483,588
Construction & land development	394,742	386,253	402,501	405,007	364,368
Consumer real estate	624,828	606,343	587,977	562,408	533,582
Leases	66,401	67,701	67,427	64,798	63,264
Consumer and other	15,635	14,803	16,094	15,572	14,684
Total loans and leases	$3,337,790	$3,281,787	$3,253,627	$3,099,116	$2,994,074

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$3,722	$3,247	$2,951	$3,379	$3,413
Other real estate owned	1,708	1,708	1,436	1,226	1,612
Other repossessed assets	282	66	422	—	17
Total nonperforming assets	$5,712	$5,021	$4,809	$4,605	$5,042
Restructured loans and leases not included in nonperforming loans and leases	$657	$97	$101	$108	$678
Net charge-offs to average loans and leases (annualized)	(0.01)%	0.03%	0.03%	0.02%	(0.09)%
Allowance for loan and leases losses to loans and leases	0.98%	0.98%	0.72%	0.73%	0.73%
Nonperforming loans and leases to total loans and leases, gross	0.11%	0.10%	0.09%	0.11%	0.11%
Nonperforming assets to total assets	0.12%	0.11%	0.10%	0.10%	0.11%
Acquired loan and lease fair value discount balance	$—	$—	$13,128	$14,465	$14,737
Accretion income on acquired loans and leases	—	—	1,396	148	225
PPP net fees deferred balance	104	114	122	140	301
PPP net fees recognized	10	8	17	163	669

Capital Ratios:
Equity to Assets	9.37%	9.30%	9.33%	8.65%	8.78%
Tangible common equity to tangible assets (Non-GAAP)[1]	7.25%	7.17%	7.13%	6.49%	6.74%

SmartFinancial, Inc.[2]
Tier 1 leverage	8.24%	7.91%	7.95%	7.40%	7.48%
Common equity Tier 1	10.12%	9.95%	9.65%	9.65%	9.95%
Tier 1 capital	10.12%	9.95%	9.65%	9.65%	9.95%
Total capital	11.94%	11.77%	11.40%	11.44%	11.80%

SmartBank	Estimated[3]
Tier 1 leverage	9.18%	8.87%	8.90%	8.27%	8.33%
Common equity Tier 1	11.27%	11.15%	10.82%	10.78%	11.08%
Tier 1 capital	11.27%	11.15%	10.82%	10.78%	11.08%
Total capital	11.97%	11.85%	11.44%	11.41%	11.72%

1Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

2All periods presented are estimated.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sept	Jun	Jun	Jun
	2023	2023	2022	2022	2022	2023	2022
Selected Performance Ratios (Annualized):
Return on average assets	0.75%	0.97%	1.11%	0.95%	0.87%	0.87%	0.80%
Return on average shareholders' equity	7.98%	10.79%	12.28%	10.77%	9.76%	9.36%	8.79%
Return on average tangible common equity¹	10.57%	14.45%	16.65%	14.36%	13.02%	12.46%	11.70%
Noninterest income / average assets	0.61%	0.59%	0.61%	0.52%	0.62%	0.60%	0.62%
Noninterest expense / average assets	2.34%	2.33%	2.34%	2.25%	2.21%	2.34%	2.24%
Efficiency ratio	70.82%	64.16%	61.28%	63.39%	64.35%	67.32%	66.62%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	0.75%	0.97%	1.10%	0.96%	0.88%	0.87%	0.82%
Operating PTPP return on average assets[1]	0.96%	1.30%	1.46%	1.30%	1.23%	1.13%	1.14%
Operating return on average shareholders' equity[1]	7.98%	10.79%	12.15%	10.83%	9.82%	9.36%	8.97%
Operating return on average tangible common equity[1]	10.57%	14.45%	16.47%	14.44%	13.09%	12.46%	11.94%
Operating efficiency ratio[1]	70.64%	64.02%	61.36%	62.93%	63.88%	67.16%	65.67%
Operating noninterest income / average assets[1]	0.61%	0.59%	0.60%	0.52%	0.62%	0.60%	0.62%
Operating noninterest expense / average assets[1]	2.34%	2.33%	2.35%	2.24%	2.21%	2.34%	2.22%

Selected Interest Rates and Yields:
Yield on loans and leases, excluding loan fees	5.39%	5.20%	4.81%	4.48%	4.18%	5.30%	4.15%
Yield on loans and leases	5.51%	5.57%	5.05%	4.59%	4.40%	5.54%	4.40%
Yield on earning assets, FTE	4.82%	4.88%	4.41%	3.79%	3.39%	4.85%	3.28%
Cost of interest-bearing deposits	2.46%	2.05%	1.18%	0.62%	0.33%	2.25%	0.30%
Cost of total deposits	1.89%	1.56%	0.85%	0.45%	0.24%	1.73%	0.22%
Cost of interest-bearing liabilities	2.53%	2.12%	1.27%	0.70%	0.42%	2.32%	0.39%
Net interest margin, FTE	2.93%	3.31%	3.51%	3.29%	3.08%	3.12%	3.00%

Per Common Share:
Net income, basic	$0.53	$0.69	$0.78	$0.69	$0.61	$1.21	$1.11
Net income, diluted	0.52	0.68	0.77	0.68	0.61	1.20	1.10
Operating earnings, basic¹	0.53	0.69	0.77	0.69	0.61	1.21	1.13
Operating earnings, diluted¹	0.52	0.68	0.76	0.69	0.61	1.20	1.12
Book value	26.16	26.08	25.59	24.56	24.88	26.16	24.88
Tangible book value¹	19.78	19.66	19.09	18.02	18.69	19.78	18.69
Common shares outstanding	17,004,092	17,004,092	16,900,805	16,887,555	16,898,405	17,004,092	16,898,405

¹Non-GAAP measure. See reconciliation of Non-GAAP measures.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2023	2023	2022	2022	2022	2023	2022
Operating Earnings:
Net income (GAAP)	$8,836	$11,500	$13,004	$11,543	$10,215	$20,336	$18,475
Noninterest income:
Securities gains (losses), net	—	—	(144)	—	—	—	—
Noninterest expenses:
Merger related and restructuring expenses	—	—	(45)	87	81	—	520
Income taxes:
Income tax effect of adjustments	—	—	49	(22)	(21)	—	(134)
Operating earnings (Non-GAAP)	$8,836	$11,500	$12,864	$11,608	$10,275	$20,336	$18,861
Operating earnings per common share (Non-GAAP):
Basic	$0.53	$0.69	$0.77	$0.69	$0.61	$1.21	$1.13
Diluted	0.52	0.68	0.76	0.69	0.61	1.20	1.12

Operating Noninterest Income:
Noninterest income (GAAP)	$7,130	$6,925	$7,125	$6,250	$7,229	$14,055	$14,340
Securities gains (losses), net	—	—	(144)	—	—	—	—
Operating noninterest income (Non-GAAP)	$7,130	$6,925	$6,981	$6,250	$7,229	$14,055	$14,340
Operating noninterest income (Non-GAAP)/average assets[1]	0.61%	0.59%	0.60%	0.52%	0.62%	0.60%	0.62%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$27,410	$27,529	$27,416	$27,230	$25,926	$54,939	$51,643
Merger related and restructuring expenses	—	—	45	(87)	(81)	—	(520)
Operating noninterest expense (Non-GAAP)	$27,410	$27,529	$27,461	$27,143	$25,845	$54,939	$51,123
Operating noninterest expense (Non-GAAP)/average assets[2]	2.34%	2.33%	2.35%	2.24%	2.21%	2.34%	2.22%

Operating Pre-tax Pre-provision ("PTPP") Earnings:
Net interest income (GAAP)	$31,575	$35,982	$37,612	$36,708	$33,062	$67,557	$63,180
Operating noninterest income (Non-GAAP)	7,130	6,925	6,981	6,250	7,229	14,055	14,340
Operating noninterest expense (Non-GAAP)	(27,410)	(27,529)	(27,461)	(27,143)	(25,845)	(54,939)	(51,123)
Operating PTPP earnings (Non-GAAP)	$11,295	$15,378	$17,132	$15,815	$14,446	$26,673	$26,397

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	0.75%	0.97%	1.10%	0.96%	0.88%	0.87%	0.82%
Operating PTPP return on average assets (Non-GAAP)[4]	0.96%	1.30%	1.46%	1.30%	1.23%	1.13%	1.14%
Return on average tangible common equity (Non-GAAP)[5]	10.57%	14.45%	16.65%	14.36%	13.02%	12.46%	11.70%
Operating return on average shareholders' equity (Non-GAAP)[6]	7.98%	10.79%	12.15%	10.83%	9.82%	9.36%	8.97%
Operating return on average tangible common equity (Non-GAAP)[7]	10.57%	14.45%	16.47%	14.44%	13.09%	12.46%	11.94%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	70.82%	64.16%	61.28%	63.39%	64.35%	67.32%	66.62%
Adjustment for taxable equivalent yields	(0.18)%	(0.14)%	(0.22)%	(0.25)%	(0.27)%	(0.16)%	(0.29)%
Adjustment for securities gains (losses)	—%	—%	(0.20)%	—%	—%	—%	—%
Adjustment for merger related income and costs	—%	—%	0.50%	(0.21)%	(0.20)%	—%	(0.66)%
Operating efficiency ratio (Non-GAAP)	70.64%	64.02%	61.36%	62.93%	63.88%	67.16%	65.67%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PTPP return on average assets (Non-GAAP) is the annualized operating PTPP earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2023	2023	2022	2022	2022	2023	2022
Tangible Common Equity:
Shareholders' equity (GAAP)	$444,847	$443,399	$432,452	$414,711	$420,427	$444,847	$420,427
Less goodwill and other intangible assets	108,439	109,114	109,772	110,460	104,582	108,439	104,582
Tangible common equity (Non-GAAP)	$336,408	$334,285	$322,680	$304,251	$315,845	$336,408	$315,845

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$444,283	$432,382	$420,037	$425,365	$419,726	$438,365	$423,813
Less average goodwill and other intangible assets	108,851	109,537	110,206	106,483	104,986	109,193	105,300
Average tangible common equity (Non-GAAP)	$335,432	$322,845	$309,831	$318,882	$314,740	$329,172	$318,513

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$26.16	$26.08	$25.59	$24.56	$24.88	$26.16	$24.88
Adjustment due to goodwill and other intangible assets	(6.38)	(6.42)	(6.50)	(6.54)	(6.19)	(6.38)	(6.19)
Tangible book value per common share (Non-GAAP)[1]	$19.78	$19.66	$19.09	$18.02	$18.69	$19.78	$18.69

Tangible Common Equity to Tangible Assets:
Total Assets (GAAP)	$4,745,800	$4,769,805	$4,637,498	$4,796,911	$4,788,113	$4,745,800	$4,788,113
Less goodwill and other intangibles	108,439	109,114	109,772	110,460	104,582	108,439	104,582
Tangible Assets (Non-GAAP)	$4,637,361	$4,660,691	$4,527,726	$4,686,451	$4,683,531	$4,637,361	$4,683,531
Tangible common equity to tangible assets (Non-GAAP)	7.25%	7.17%	7.13%	6.49%	6.74%	7.25%	6.74%

1Tangible book value per share (Non-GAAP) is computed by dividing total stockholder's equity, less goodwill and other intangible assets, by common shares outstanding.